UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2025

Northpointe Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Michigan	No. 001-42517	38-3413392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Deposit Drive Northeast Grand Rapids, Michigan	49546
(Address of principal executive offices)	(Zip Code)

(616) 940-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Appointment of New Directors

On August 11, 2025, the Boards of Directors ("the Boards") of Northpointe Bancshares, Inc. (the “Company”) and its subsidiary, Northpointe Bank ("the Bank"), voted, effective August 12, 2025, to increase the size of each of the Boards from 7 to 10 directors and appoint Raj Chaudhary, David Lawrence and John Tuttle to their respective Boards of Directors. Raj Chaudhary will also be appointed to the Company's Compensation Committee and Corporate Governance and Nominating Committee, as well as the Bank's Audit Committee. David Lawrence will also be appointed to the Company's Compensation Committee, Corporate Governance and Nominating Committee and Audit Committee, as well as the Bank's Audit Committee. John Tuttle will also be appointed to the Company's Compensation Committee and Corporate Governance and Nominating Committee, as well as the Bank's Audit Committee. Their terms commence on August 12, 2025 and expire at the Company’s 2026 Annual Meeting of Stockholders, at which time they will be considered for election to one-year terms.
Mr. Chaudhary is a seasoned executive with over 34 years of experience in digital risk, cybersecurity, enterprise risk management and corporate governance. As a former partner with Crowe LLP, he was the Global Leader of Digital Risk and Cybersecurity Solutions in their consulting practice. His previous leadership roles include Marketing Manager for IBM and Senior Engineer for Lawson Fisher Associates. Mr. Chaudhary brings a wealth of experience in developing enterprise-wide security and privacy programs, executing security strategies and assessments, and auditing and enhancing security practices and physical security procedures.
Mr. Lawrence brings nearly 40 years of experience in providing professional and audit services to financial institutions. As a former audit partner with Crowe LLP, he oversaw and led Crowe's Michigan Financial Services Audit Practice. He brings invaluable financial services industry experience in finance, accounting, audit, compliance, and governance, including leading assurance and consulting engagements for Crowe larger publicly traded banks.
Mr. Tuttle is is an experienced executive who has served in a variety of leadership roles and developed broad relationships with investors and leaders across various industries. He is currently President of Acrisure, a global fintech leader that employs over 19,000 people across 24 countries. John’s previous leadership roles include Vice Chairman of the New York Stock Exchange and serving at the U.S. Department of State. Throughout his career, he has helped drive operational and financial performance and has extensive public company experience, including listings, capital markets, and exchange-traded products.
There are no arrangements or understandings between Mr. Chaudhary, Mr. Lawrence or Mr. Tuttle and any other persons pursuant to which they were appointed directors of the Company, and there are no family relationships between Mr. Chaudhary, Mr. Lawrence or Mr. Tuttle and any director or executive officer of the Company. There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between the Company and any of Mr. Chaudhary, Mr. Lawrence and Mr. Tuttle. The Board has determined that each of Mr. Chaudhary, Mr. Lawrence and Mr. Tuttle is an independent director within the meaning of the Securities Exchange Act of 1934, as amended, rules and regulations promulgated by the SEC thereunder, and the listing standards of the New York Stock Exchange.
Mr. Chaudhary, Mr. Lawrence and Mr. Tuttle will be compensated for their service on the Board in accordance with existing non-employee director compensation that is described in detail in the Company's most recent Definitive Proxy Statement filed with the SEC on April 11, 2025.
A copy of the press release announcing these appointments is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits
(d)        Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 11, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPOINTE BANCSHARES, INC.

Date: August 11, 2025	By:	/s/ Brad T. Howes
Brad T. Howes
Executive Vice President and Chief Financial Officer